Exhibit 99.1

Olympic Steel Reports Record Fourth-Quarter and Full-Year 2018 Net Sales

Full-Year Net Sales Increased 29%, Versus 2017, to Record-High $1.7 Billion in 2018

Full-Year Operating Income Grew 138% to $57 Million in 2018

CLEVELAND--(BUSINESS WIRE)--February 15, 2019--Olympic Steel Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced financial results for the three and twelve months ended Dec. 31, 2018.

Full-Year 2018 Results

Net sales rose 29% in 2018, reaching $1.7 billion, compared with $1.3 billion in 2017. Increased year-over-year shipping volume, combined with higher average prices in all three of the Company’s operating segments, drove the net sales increase. Operating income more than doubled in 2018, to $57.1 million, up from $24.0 million in the prior year. Full-year 2018 (GAAP) net income improved 78% to $33.8 million, or $2.95 per diluted share, compared with net income of $19.0 million, or $1.67 per diluted share in 2017.

“All three operating segments achieved record net sales in 2018,” said Chief Executive Officer Richard T. Marabito. “Building on the strong results generated in 2017, our 2018 results marked the third-most profitable year in our Company’s history.”

In 2018, LIFO expense totaled $8.4 million, or $0.56 per diluted share, compared with LIFO expense of $2.7 million, or $0.15 per diluted share, in the prior year. In 2017, results were also impacted by a $6.2 million deferred tax liability revaluation benefit, partially offset by a $1.0 million commercial settlement, and a write-off of $0.2 million in deferred financing expenses, which were realized in the fourth quarter of 2017.

“On Jan. 2, 2019, we announced our acquisition of McCullough Industries. This is our first acquisition of a manufacturer of metal-intensive branded products,” Marabito said. “The vertical downstream advantages of the McCullough acquisition and capital expenditures in all three of our operating segments in 2018 advance our long-term growth strategy to deploy capital for higher financial returns while reducing volatility. We continue to seek additional manufacturers of branded products where we can deploy our purchasing, logistics and processing expertise to achieve synergies.”

Fourth-Quarter 2018 Results

The Company achieved record fourth quarter sales of $430 million in 2018, up 39% from $308 million in sales during the fourth quarter of 2017. Fourth quarter 2018 operating income totaled $1.8 million, compared to an operating loss of $2.0 million in 2017. The current quarter results include $3.7 million of LIFO expense. The impacts of higher LIFO expense in 2018, and the aforementioned fourth quarter 2017 tax benefit and other unusual items, resulted in a (GAAP) net loss of $1.3 million, or $0.11 per share in 2018, compared to net income of $4.2 million or $0.37 per share last year. Adjusting for the LIFO expenses in both periods, and for the 2017 tax income and other unusual items, adjusted (non-GAAP) earnings per share improved to $0.14 in the fourth quarter of 2018, versus an adjusted (non-GAAP) net loss per share of $0.04 in last year’s fourth quarter. The table that follows provides a reconciliation of non-GAAP measured to measures prepared in accordance with GAAP.

Olympic Steel, Inc.
Reconciliation of Net Income Per Diluted Share to Adjusted Net Income Per Diluted Share
The following table reconciles adjusted net income per diluted share to the most directly comparable
GAAP financial measure:

	Three Months Ended		Twelve Months Ended
	Dec. 31,		Dec. 31,
	2018	2017	2018	2017
	(unaudited)		(unaudited)

Net income (loss) per diluted share (GAAP):	$(0.11)	$0.37	$2.95	$1.67
Excluding the following items:
Tax adjustment on retirement plan	-	-	-	0.16
Deferred tax liability adjustment from Tax Cuts and Jobs Act	-	0.54	-	0.54
LIFO expense	(0.25)	(0.07)	(0.56)	(0.15)
Commercial settlement cost	-	(0.06)	-	(0.06)
Deferred financing fee write-off	-	(0.01)	-	(0.01)
Adjusted net income per diluted share (non-GAAP):	$0.14	$(0.04)	$3.51	$1.18

Conference Call and Webcast

A simulcast of Olympic Steel’s 2018 fourth-quarter and full-year earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. EST on Feb. 15, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: the recent market fluctuations create risks of falling metals prices and inventory devaluation; general and global business, economic, financial and political conditions; competitive factors such as the availability, global production levels and pricing of metals, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962, as well as any changes to tariffs and duties on exported steel, U.S. trade policy and its impact on the U.S. manufacturing industry; cyclicality and volatility within the metals industry; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the availability, and increased costs, of labor related to tighter employment markets; the availability and rising costs of transportation and logistical services; the successes of our efforts and initiatives to increase sales and earnings, maintain or improve working capital turnover and free cash flows, improve our customer service, and achieve cost savings; customer, supplier and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; the adequacy of our existing information technology and business system software, including duplication and security processes; the adequacy of our efforts to mitigate cyber security risks and threats; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; the success of our operational initiatives to improve our operating and management systems and reduce our costs; the ability of our customers (especially those that may be highly leveraged, and those with inadequate liquidity) to maintain their credit availability; access to capital and global credit markets; our ability to generate free cash flow through operations and repay debt within anticipated time frames; the ability to comply with the terms of our asset-based credit facility; rising interest rates and their impacts on our variable interest rate debt; the effectiveness of our recently initiated interest rate swap; the ability of our customers and third parties to honor their agreements related to derivative instruments; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; the timing and outcomes of inventory lower of cost or market adjustments and last-in, first-out, or LIFO, income or expense; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the LIFO inventory valuation; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share, which is a non-GAAP financial measure. Management’s view of the Company’s performance includes adjusted earnings per share, and management uses this non-GAAP financial measure internally for planning and forecasting purposes and to measure the performance of the Company. We believe this non-GAAP financial measure provides useful and meaningful information to us and investors because it enhances investors’ understanding of the continuing operating performance of our business and facilitates the comparison of performance between past and future periods. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most directly comparable GAAP financial measure is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel, aluminum, tin plate, and metal-intensive branded products. The Company’s CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricates pressure parts for the electric utility industry. Headquartered in Cleveland, Ohio, Olympic Steel operates from 32 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com or https://olysteel.irpass.com/Contact_Us?BzID=2195

Olympic Steel, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per-share data)

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2018	2017	2018	2017

Net sales	$429,590	$308,166	$1,715,081	$1,330,696

Costs and expenses
Cost of materials sold (excludes items shown separately below)	356,754	248,366	1,372,954	1,055,212
Warehouse and processing	24,986	21,555	97,565	87,425
Administrative and general	19,515	16,960	81,107	69,659
Distribution	12,270	10,282	50,347	41,789
Selling	7,312	6,481	29,020	26,285
Occupancy	2,228	2,211	9,428	8,862
Depreciation	4,504	4,073	16,645	16,589
Amortization	247	222	963	889

Total costs and expenses	427,816	310,150	1,658,029	1,306,710

Operating income (loss)	1,774	(1,984)	57,052	23,986

Other income (loss), net	(185)	(42)	(307)	(118)

Income (loss) before interest and income taxes	1,589	(2,026)	56,745	23,868
Interest and other expense on debt	3,101	2,138	10,681	7,518
Income (loss) before income taxes	(1,512)	(4,164)	46,064	16,350
Income tax provision (benefit)	(196)	(8,351)	12,305	(2,613)

Net income (loss)	$(1,316)	$4,187	$33,759	$18,963

Earnings per share:

Net income (loss) per share - basic	$(0.11)	$0.37	$2.95	$1.67

Weighted average shares outstanding - basic	11,444	11,389	11,432	11,381

Net income (loss) per share - diluted	$(0.11)	$0.37	$2.95	$1.67

Weighted average shares outstanding - diluted	11,444	11,391	11,440	11,381

Olympic Steel, Inc.
Consolidated Balance Sheets
(in thousands)

	At Dec. 31, 2018	At Dec. 31, 2017

Assets

Cash and cash equivalents	$9,319	$3,009
Accounts receivable, net	175,252	132,737
Inventories, net (includes LIFO credit of $3,071 as of Dec. 31, 2018 and LIFO debit of $5,337 as of Dec. 31, 2017)	368,738	275,307
Prepaid expenses and other	9,460	8,333
Assets held for sale	-	750
Total current assets	562,769	420,136

Property and equipment, at cost	403,785	376,710
Accumulated depreciation	(244,176)	(229,062)
Net property and equipment	159,609	147,648

Intangible assets, net	27,272	22,980
Other long-term assets	11,090	13,394
Total assets	$760,740	$604,158

Liabilities

Current portion of long-term debt	$-	$930
Accounts payable	95,367	84,034
Accrued payroll	19,665	11,999
Other accrued liabilities	13,395	14,184
Total current liabilities	128,427	111,147
Credit facility revolver	302,530	196,235
Other long-term liabilities	9,327	12,048
Deferred income taxes	13,465	12,145
Total liabilities	453,749	331,575

Shareholders' Equity

Preferred stock	-	-
Common stock	130,778	129,453
Treasury stock	(132)	(337)
Retained earnings	176,345	143,467
Total shareholders' equity	306,991	272,583
Total liabilities and shareholders' equity	$760,740	$604,158

Olympic Steel, Inc.
Segment Financial Information
(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three Months Ended Dec. 31:
	Carbon Flat		Specialty Metals Flat		Tubular and Pipe
	Products		Products		Products[1]
	2018	2017	2018	2017	2018	2017
Tons sold[1]	259,181	258,074	35,312	21,175	NA	NA

Net sales	$270,297	$199,811	$88,442	$53,411	$70,851	$54,944
Average selling price per ton	1,043	774	2,505	2,522	NA	NA
Cost of materials sold[2]	223,616	161,359	77,827	45,786	55,311	41,221
Gross profit[3]	46,681	38,452	10,615	7,625	15,540	13,723
Operating expenses[4]	43,228	38,878	8,860	5,303	15,937	15,594
Operating income (loss)	$3,453	$(426)	$1,755	$2,322	$(397)	$(1,871)

Depreciation and amortization	2,956	2,619	371	202	1,364	1,448

	Twelve Months Ended Dec. 31:
	Carbon Flat		Specialty Metals Flat		Tubular and Pipe
	Products		Products		Products[1]
	2018	2017	2018	2017	2018	2017
Tons sold[1]	1,142,371	1,147,750	135,587	90,160	NA	NA

Net sales	$1,073,292	$869,628	$343,479	$227,200	$298,310	$233,868
Average selling price per ton	940	758	2,533	2,520	NA	NA
Cost of materials sold[2]	855,942	693,742	294,553	194,199	222,459	167,271
Gross profit[3]	217,350	175,886	48,926	33,001	75,851	66,597
Operating expenses[4]	172,996	158,000	33,678	21,761	64,331	62,029
Operating income	$44,354	$17,886	$15,248	$11,240	$11,520	$4,568

Depreciation and amortization	10,621	10,906	1,251	811	5,601	5,659
[1]	Tonnage is less meaningful for the Tubular and Pipe Products segment and therefore, is not reported.
[2]

Includes LIFO expense for the Tubular and Pipe Products segment of $3.7 million, and $8.4 million, for the three and twelve months ended Dec. 31, 2018; and $1.2 million, and $2.7 million for the three and twelve months ended Dec. 31, 2017.

[3]	Gross profit is calculated as net sales less the cost of materials sold.
[4]	Operating expenses are calculated as total costs and expenses less the cost of materials sold.

Olympic Steel, Inc.
Segment Financial Information Cont.
(In thousands)

	At Dec. 31, 2018	At Dec. 31, 2017
Assets
Flat products	$560,116	$409,116
Tubular and pipe products	200,016	194,787
Corporate	608	255
Total assets	$760,740	$604,158

Other Information:
(audited, in thousands, except per-share data)
	At Dec. 31, 2018	At Dec. 31, 2017

Shareholders' equity per share	$27.89	$24.80
Debt-to-equity ratio	0.99 to 1	0.72 to 1

	Twelve Months Ended
	Dec. 31,
	2018	2017

Net cash from (used for) operating activities	$(50,501)	$(19,041)
Cash dividends per share	$0.08	$0.08

CONTACT:
Richard A. Manson
Chief Financial Officer
(216) 672-0522
ir@olysteel.com